Exhibit 10.5

NAVTECH, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of November 22, 2005 by and among Navtech, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A hereto (the “Series A Investors”), ABRY Mezzanine Partners, L.P. (“AMP”) and ABRY Investment Partnership, L.P. (“AIP” together with AMP, each a “Warrant Investor” and, collectively the “Warrant Investors”).

WHEREAS, (i) the Company and the Series A Investors have entered into a Series A Convertible Participating Preferred Stock and Warrant Purchase Agreement dated as of November 22, 2005 (as in effect from time to time, the “Purchase Agreement”) in connection with the issuance and sale by the Company to the Series A Investors of certain shares (the “Series A Shares”) of the Company’s Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) and certain warrants of the Company (the “Warrants”) that are exercisable for shares of the Company’s Common Stock (as defined below) and (ii) the Company and the Warrant Investors have entered into a Warrant Agreement dated as of November 22, 2005 (as in effect from time to time, the “Warrant Agreement”) in connection with the issuance and sale by the Company to the Warrant Investors of certain warrants of the Company (the “ABRY Warrants”) that are exercisable for shares of the Company’s Common Stock (as defined below); and

WHEREAS, it is a condition to (i) the purchase of the Series A Shares pursuant to the Purchase Agreement and (ii) the purchase of the ABRY Warrants pursuant to the Warrant Agreement that the Company, the Series A Investors and the Warrant Investors enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.                                       Registration Rights.

1.1.                              Definitions.

“Common Stock” means the Common Stock, with a par value of $0.001 per share, of the Company.

“Form S-1,” “Form S-2,” “Form S-3,” “Form S-4” and “Form S-8” mean such respective forms under the Securities Act of 1933, as amended (the “1933 Act”), as in effect on the date hereof or any successor registration forms to Form S-1, Form S-2, Form S-3, Form S-4 and Form S-8, respectively, under the 1933 Act subsequently adopted by the U.S. Securities and Exchange Commission (the “SEC”).

“Holder” means any person owning Registrable Securities (as defined below) or any assignee thereof in accordance with Section 1.13 hereof.

“Immediate Family” means, with respect to any natural person, each of such person’s spouse, father, mother, brothers, sisters, aunts, uncles, nieces and nephews and lineal descendants and ancestors.

“register”, “registered”, and “registration” refer to a registration, including to the extent permissible under the federal securities laws, a “shelf” registration if so requested by the Initiating Holders or the ABRY Initiating Holders, as the case may be, effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) any shares of Common Stock issued or issuable upon conversion of the Series A Shares or as a dividend or other distribution with respect to, in exchange for, or in replacement of the Series A Shares; (ii) any Common Stock previously held by the Series A Investors; (iii) any other shares of Common Stock acquired after the date hereof by any Series A Investor (including upon exercise of the Warrants); and (iv) any shares of Common Stock issued or issuable to the Warrant Investors upon exercise of the ABRY Warrants or as a dividend or other distribution with respect to, in exchange for, or in replacement of the ABRY Warrants; provided, however, that any shares previously sold pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act under which the transferee does not receive “restricted securities” shall cease to be Registrable Securities.

1.2.                              Request for Registration.

(a)                                  At any time after November 22, 2006, if the Company shall receive a written request from (i) the Holders of at least 30% of the shares of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock (the “Preferred Initiating Holders”) or (ii) the Holders of at least 30% of the shares of Common Stock issuable upon the exercise of the ABRY Warrants (the “ABRY Initiating Holders”), that the Company effect the registration under the 1933 Act of all or any portion of such Holders’ Registrable Securities, then the Company shall, within five days of the receipt thereof, give written notice of such request to all Holders, and shall, subject to the limitations of this Section 1.2, use its best efforts to effect such a registration as soon as practicable and in any event to file within 90 days of the receipt of such request, a registration statement under the 1933 Act covering all the Registrable Securities which the Holders shall in writing request to be registered to be included in such registration and to use its best efforts to have such registration statement become effective.

(b)                                 If the Preferred Initiating Holders or the ABRY Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a).  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by a majority in interest of the Preferred Initiating Holders or the ABRY Initiating Holders, as the case may be, and such Holder) to the extent provided herein.  All parties proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(d)) enter into an underwriting agreement in customary form with the underwriter or underwriters.  Notwithstanding any other provision of this Section 1.2, if, in the case of a registration requested by the Preferred Initiating Holders pursuant to Section 1.2(a)(i), the underwriter advises the Preferred Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Preferred Initiating Holders shall so advise the Company and all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and all securities other than Registrable Securities sought to be included in the underwriting shall first be excluded.  To the extent that further limitation is required, all securities held by the Holders other than the Preferred Initiating Holders shall then be excluded.  If further limitation is required, the number of Registrable Securities that may be included in the underwriting shall be allocated pro rata among all Preferred Initiating Holders thereof desiring to participate in such underwriting (according to the number of Registrable Securities then held by each such Preferred Initiating Holder).  No Registrable Securities requested by any Preferred Initiating Holder to be included in a registration pursuant to Section 1.2(a)(i) shall be excluded from the underwriting unless all securities other than Registrable Securities held by Preferred Initiating Holders are first excluded. Notwithstanding any other provision of this Section 1.2, in the case of a registration requested by the ABRY Initiating Holders pursuant to Section 1.2(a)(ii), the underwriter advises the ABRY Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the ABRY Initiating Holders shall so advise the Company and all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and all securities other than Registrable Securities sought to be included in the underwriting shall first be excluded.  To the extent that further limitation is required, the number of Registrable Securities that may be included in the underwriting shall be allocated pro rata among all Holders thereof desiring to participate in such underwriting (according to the number of Registrable Securities then held by each such Holder); provided that in no event shall such pro rata allocation reduce the Registrable Securities proposed to be registered by the ABRY Initiating Holders by an amount that is less than 50% of the amount of Registrable Securities that the ABRY Initiating Holders initially proposed to register pursuant to Section 1.2(a)(ii).  No Registrable Securities requested by any Holder to be included in a registration pursuant to Section 1.2(a)(ii) shall be excluded from the underwriting unless all securities other than Registrable Securities are first excluded.

(c)                                  The Company is obligated to effect only (i) two registrations pursuant to Section 1.2(a)(i) and (ii) one registration pursuant to Section 1.2(a)(ii); provided, however, that no registration pursuant to Section 1.2(a)(i) or Section 1.2(a)(ii) shall be deemed to be a registration for any purpose of this sentence if (x) the number of Registrable Securities included in the underwriting does not equal of the number of Registrable Securities proposed by the Holders to be distributed through such underwriting or (y) the Holders pay all expenses of such registration, including those otherwise payable by the Company in accordance with Section 1.6; and provided, further, that no registration of Registrable Securities which shall not have become and remained effective in accordance with Section 1.4 shall be deemed to be a registration for any purpose of this Section 1.26(c) unless such registration was withdrawn at the request of the Holders except under the circumstances described in the second proviso in the first sentence of Section 1.6 hereof.

(d)                                 Notwithstanding the foregoing provisions of this Section 1.2, in the event that the Company is requested to file any registration statement pursuant to this Section 1.2, (i) the Company shall not be obligated to effect the filing of such registration statement during the 90 days following the effective date of any other registration statement on Form S-1 pertaining to an underwritten public offering of securities for the account of the Company or any Holder or (ii) if the Company shall furnish to the Holders requesting such registration statement a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors (as evidenced by a written resolution of the Board of Directors of the Company), it would not be in the best interests of the Company and its stockholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 45 days after receipt of the request of the Preferred Initiating Holders or the ABRY Initiating Holders, as the case may be; provided, however, that the Company may not utilize the right set forth in this Section 1.2(d)(ii) more than once in any twelve-month period.

(e)                                  Each registration requested pursuant to Section 1.2(a)(i) and Section 1.2(a)(ii) shall be effected by the filing of a registration statement on Form S-1 or Form S-2 (or if such forms are not available, any other form which includes substantially the same information (other than information which is incorporated by reference) as would be required to be included in a registration statement on such forms as currently constituted), or, if available, Form S-3, unless the use of a different form is consented to (i) in the case of a registration requested pursuant to Section 1.2(a)(i), by the Preferred Initiating Holders holding a majority of the Registrable Securities held by all Preferred Initiating Holders or unless another form would be equally effective, as determined by the

Preferred Initiating Holders in their sole discretion or (ii) in the case of a registration requested pursuant to Section 1.2(a)(ii), by the ABRY Initiating Holders holding a majority of the Registrable Securities held by all ABRY Initiating Holders or unless another form would be equally effective, as determined by the ABRY Initiating Holders in their sole discretion.

(f)                                    In connection with any registration pursuant to Section 1.2(a), the Initiating Holders or the ABRY Initiating Holders, as the case may be, shall have the right to designate the lead managing underwriter and any other managing underwriters in connection with such registration, provided that in each case, such underwriters shall be subject to the approval of the Board of Directors of the Company, which approval shall not be unreasonably withheld or delayed.

1.3.                              Company Registration.

(a)                                  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock or other equity securities (or securities convertible into equity securities) under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of any Holder, given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.8 and the following sentence of this Section 1.3, use its best efforts to cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act.  The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any Holder for its failure to do so. No registration under this Section 1.3 shall relieve the Company of its obligations under Section 1.2.

(b)                                 Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 1.3 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

(c)                                  If the Company shall have determined to enter into any underwriting agreements in connection with a registration pursuant to this Section 1.3, such underwriting agreement shall contain such representations and warranties by the participating Holders as are customary in agreements of that type; provided, however, that no such Holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities, such Holder’s intended method of distribution and any other representations required by law.

1.4.                              Obligations of the Company.  Whenever required under this Section 1 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or until such earlier time at which such Holders have informed the Company in writing that the distribution of their securities has been completed (such 180-day or shorter period, the “Effectiveness Period”).  In addition, the Company shall:

(a)                                  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during the Effectiveness Period; provided that before filing with the SEC a registration statement or any amendments or supplements thereto, the Company will (i) furnish to the selling Holders copies of the form of prospectus (including the preliminary prospectus) proposed to be filed and furnish to counsel for the selling Holders copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel and shall not be filed without the reasonable approval of such counsel (which shall not be unreasonably withheld or delayed).

(b)                                 Furnish to the Holders and each underwriter, if any, such number of copies of a prospectus, including a preliminary prospectus and each amendment and supplement thereto, in conformity with the requirements of the 1933 Act, and such other documents as any Holder or underwriter may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

(c)                                  Use its reasonable best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states and jurisdictions as shall be reasonably requested by the Holders or the underwriters, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such state or jurisdiction.

(d)                                 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement, including furnishing an opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter and subject to the provisions of Section 1.12.

(e)                                  Notify each Holder covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 1.4(b) on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

(f)                                    Make available for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any seller Holder or underwriter (collectively, the “Inspectors”), during reasonable business hours and after receipt by the Company of reasonable advance notice, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees to supply all information and response to all inquiries reasonably requested by any such Inspector in connection with such registration statement; provided that any such Inspector shall agree to enter into a confidentiality agreement in a form reasonably acceptable to the Company prior to any such inspection.

(g)                                 Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (i) a copy of an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)                                 Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company’s equity securities is listed.

(i)                                     Without in any way limiting the types of registrations to which this Section 1 shall apply, in the event that the Company, upon request of the Preferred Initiating Holders or the ABRY Initiating Holders, as the case may be, shall effect a “shelf registration” on Form S-1 or Form S-3 under Rule 415 promulgated under the 1933 Act, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the selling Holders to include their Registrable Securities in such registration in accordance with the terms of this Section 1.

(j)                                     Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(k)                                  Use its reasonable best efforts to assist in the marketing of the Registrable Securities.

(l)                                     In the event of an underwritten public offering and to the extent required by the NASD Rules, retain a Qualified Independent Underwriter (as defined in the NASD Rules) to assist in the distribution of the Registrable Securities.

(m)                               Comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the 1934 Act) and internal control over financial reporting (as defined in Rule 13a-15(f) under the 1934 Act) in accordance with the 1934 Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within ninety (90) days after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

(n)                                 Deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement.

(o)                                 Notify the selling Holders and provide copies of any stop orders issued or threatened by the SEC and use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as possible.

(p)                                 Promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), provide copies of such document to counsel for the selling Holders of Registrable Securities and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document relating any disclosure with respect to the selling Holders contained therein prior to the filing thereof as counsel for the selling Holders may reasonably request.

(q)                                 Cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least three (3) business days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three (3) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof.

(r)                                    Cooperate with the selling Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their counsel in connection with any filings required to be made with any securities exchange and/or the NASD.

(s)                                  Take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

1.5.                              Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities and the intended method of disposition of such securities, as shall be required to effect the registration of its Registrable Securities.

1.6.                              Expenses of Demand Registration.  All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with each registration, filing or qualification pursuant to Section 1.2(a)(i) or Section 1.2(a)(ii), including (without limitation) all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration begun pursuant to Section 1.2(a)(i) or Section 1.2(a)(ii) if the registration request is subsequently withdrawn at any time at the request of the Holders of two-thirds of the Registrable Securities initiating such registration (in which case those Holders requesting the withdrawal shall bear such expenses), unless the Holders of two-thirds of the Registrable Securities to be registered agree to forfeit their right to one demand registration pursuant to Section 1.2(a).  All underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 1.2(a) will be borne and paid ratably by the Holders of such Registrable Securities.

1.7.                              Expenses of Company Registration and Form S-3 Registration.  The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Section 1.3 or Section 1.11 for each Holder including, without limitation, all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders.  Underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 1.3 or Section 1.11 will be borne and paid ratably by the Holders of such Registrable Securities.

1.8.                              Underwriting Requirements.  In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as in the opinion of the underwriters, marketing factors allow.  If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities requested by shareholders, to be included in such offering exceeds the amount of securities to be sold other than by the Company that marketing factors allow, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities which the managing underwriter believes marketing factors allow (the securities so included to be reduced as follows:  (a) all securities which stockholders other than the Company and the Holders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required and (b) if further limitation on the number of shares to be included in the underwriting is required, then the number of shares held by the Holders that may be included in the underwriting shall be reduced so that the number of shares included in the underwriting are pro rata in accordance with the number of Registrable Securities held by each such Holder) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 20% of the total amount of securities included in such offering.  For purposes of the preceding sentences concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership, a limited liability company or a corporation, the partners, retired partners, members, retired members and shareholders of such Holder, or the estates and family members of such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall collectively be deemed to be a “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

1.9.                              Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                  The Company will indemnify and hold harmless each Holder, the officers, directors, partners, members, agents and employees of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls, is controlled by or is under common control with  such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement.  The Company will reimburse each such Holder, officer, director, partner, member, agent, employee, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.  The indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in such registration by or on behalf of such Holder or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus delivered to such Holder a reasonable period of time prior to the confirmation of such sale, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.

(b)                                 Each Holder that includes any Registrable Securities in any registration statement will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each other selling Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed), nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.  The aggregate amount any Holder shall be required to pay pursuant to this Section 1.9(b) shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim.  The obligations of the Holders hereunder are several, not joint.

(c)                                  Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding.  No indemnifying party will consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding which involves the imposition of equitable remedies or the imposition of any non-financial obligations of such indemnified party.

(d)                                 If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under this Section 1.9, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 1.9 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 1.9.  The amount paid or payable in respect of any claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in this Section 1.9 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 1.9 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made pursuant to this Section 1.9.

(e)                                  The obligations of the Company and the Holders under this Section 1.9 shall survive the conversion, if any, of the Registrable Securities and the completion of any offering of Registrable Securities in a registration statement whether under this Section 1 or otherwise.

1.10.                        Reports Under Securities Exchange Act of 1934.

(a)                                  Resales Under Rule 144; Form S-3 Registration.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to have the resale of the Registrable Securities registered pursuant to a registration statement on Form S-3, the Company agrees to:

(i)                                     use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)                                  take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act or compliance with the reporting requirements of Section 15(d) of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

(iii)                               use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(iv)                              furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other documents as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.11.                        Form S-3 Registration.

(a)                                  Notwithstanding Section 1.2(c) hereof, in case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or on any successor form to Form S-3 regardless of its designation) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(i)                                     promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and

(ii)                                  use its best efforts to effect, as soon as practicable, such registration (and to keep such registration effective for up to 180 days), qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.11 if:  (1) Form S-3 (or any successor form to Form S-3 regardless of its designation) is not available for such offering by the Holders; (2) the aggregate gross proceeds (before deduction of underwriting discounts and commissions) of the Registrable Securities specified in such request is not at least $1,000,000.

(b)                                 Subject to the provisions of Section 1.11(a)(ii) above, the Holders shall have the right to request registration of their Registrable Securities on an unlimited number of occasions following the date upon which the Company shall first become eligible to register the holders’ Registrable Securities on Form S-3; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 1.11 in any 12 month period.

1.12.                        Lock-up Agreements.  If reasonably requested by the Company and the managing underwriter, the Holders agree to enter into lock-up agreements approved by the Board of Directors of the Company pursuant to which they will not, for a period of no more than 180 days, which may be extended by the managing underwriter for an additional period, not to exceed 30 days, in order to enable the managing underwriter to comply with applicable regulatory requirements, following the effective date of a registration statement for a public offering of the Company’s securities, offer, sell or otherwise dispose of Registrable Securities or other equity securities of the Company, except the Registrable Securities sold pursuant to such registration statement, without the prior consent of the Company and the underwriter, provided that the officers, directors and all stockholders of the Company enter into such lock-up agreements for the same period and on the same terms and provided further that nothing in this Section 1.12 shall prohibit, and any lock-up agreement entered into hereunder shall permit, the transfer by a Holder of Registrable Securities to a member of such Holder’s Immediate Family or to a partner, member or “Affiliate” (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of such Holder, or such partner or member’s partner or member, so long as such transferee also agrees to enter into and be bound by a lock-up agreement pursuant to this Section 1.12.  Notwithstanding the foregoing, any discretionary waiver by the Company or an underwriter of a lock-up agreement (other than discretionary waivers in the event of the financial hardship of a Holder when the cumulative sales by such Holder does not exceed $25,000) shall not be effective unless the Company and such underwriter also release all other shareholders of the Company from the equivalent provisions of their respective lock-up agreements.

1.13.                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by any Series A Investor to a permitted transferee pursuant to this Section 1.13 and by such transferee to a subsequent permitted transferee, but only if such rights are transferred (i) to an Affiliate, subsidiary, partner, member or stockholder of such Holder or transferee or an account managed or advised by the manager or adviser of such Holder or transferee, (ii) by gift or bequest or through inheritance to, or for the benefit of, any member or members of such Holder’s Immediate Family or to a trust for the benefit of any member or members of such Holder’s Immediate Family, (iii) to a trust in respect of which such Holder serves as trustee, provided, however, that the trust instrument governing such trust shall provide that such Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of such rights until the termination of this Agreement, or (iv) to a limited partnership or limited liability company, all partners or members of which are members of such Holder’s Immediate Family.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by any Warrant Investor only in accordance with the provisions set forth in Section 5 of the Warrant Agreement with respect to transfers of the ABRY Warrants and the shares of Common Stock underlying the ABRY Warrants.  Notwithstanding anything to the contrary contained herein, no transfers may be made pursuant to this Section 1.13 to a person or entity reasonably determined by written resolution of the Board of Directors of the Company to be a competitor of the Company.  Any transferee to whom rights under this Agreement are transferred shall (A) as a condition to such transfer, promptly deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement and (B) be deemed to be a Holder hereunder.

1.14.                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of two-thirds of the Registrable Securities then outstanding and the Holders of two-thirds of the shares of Common Stock issued or issuable upon exercise of the ABRY Warrants, enter into any agreement with any holder or prospective holder of any securities of the Company relating to registration rights unless such agreement includes: (a) to the extent such agreement would allow such holder or prospective holder to include such securities in any registration statement filed under Section 1.2, 1.3 or 1.11 hereof, a provision that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which would otherwise be included; (b) no provision which would allow such holder or prospective holder to make a demand registration which could result in such registration statement being declared effective prior to the earlier of the dates set forth in Section 1.2(a); (c) a provision which permits the Holders to include in such registration and in any underwriting involved therewith,

Registrable Securities pro rata with the sellers of securities in such registration based on the number of equivalent shares of Common Stock held by each person (where an equivalent share is either a share of Common Stock held directly or the number of shares of Common Stock receivable upon conversion or exercise of securities held directly); and (d) a provision requiring that any such registration of securities be subject to the underwriting requirements described in Section 1.8 hereof.

1.15.                        Procedures for Amending or Supplementing Registration Statements.  Whenever a registration statement covering Registrable Securities pursuant to any section of this Agreement is effective and the Company determines that, based upon advice of counsel, such registration statement requires amendment or supplementing, the Company shall notify all Holders of such fact and shall promptly cause such registration statement to be amended or supplemented, as the case may be, and shall notify all Holders when such amendment or supplement has been filed and, as to any such amendment, declared effective.  Holders shall not sell any Registrable Securities until such latter notice is provided.  If the Board of Directors of the Company determines in its reasonable discretion (as evidenced by a written resolution of the Board of Directors of the Company) that it would not be in the best interests of the Company to so amend or supplement the registration statement at such time, the Company shall be entitled to delay the filing of such amendment or supplement for a period not to exceed 45 days.

1.16.                        Termination of Registration Rights.  The registration obligations of the Company pursuant to this Section 1 shall terminate with respect to any Holder at such time as such Holder (together with its Affiliates, partners, members and former partners and former members) is, or has been, able to sell under Rule 144(k) without restriction all of the remaining Registrable Securities issued or issuable to such Holder.

2.                                       Miscellaneous.

2.1.                              Notices.  All notices, requests, consents and demands shall be in writing and shall be personally delivered (effective upon receipt), mailed, postage prepaid (effective three business days after dispatch), telecopied or telegraphed (effective upon receipt of the telecopy in complete, readable form), or sent via a reputable overnight courier service (effective the following business day), to the Company at:

Navtech, Inc.
c/o Navtech Systems Support Inc.
Suite 102, 175 Columbia St. W.
Waterloo, Ontario
Canada N2L 5Z5
Tel:  (519) 747-1170
Fax:  (519) 747-5282

with a copy sent at the same time and by the same means to:

William B. Asher, Jr., Esq.
Choate, Hall & Stewart LLP

Two International Place
Boston, Massachusetts  02110
Tel.:                         (617) 248-5000
Fax:                           (617) 248-4000

and

Andrew J. Hickey, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts  02110
Tel.:                         (617) 248-5000
Fax:                           (617) 248-4000

or to each Series A Investor at its address set forth on Exhibit A hereto, and with respect to Cambridge Information Group, Inc., with a copy sent at the same time and by the same means to:

Fried, Frank, Harris, Shriver & Jacobson LLP
1001 Pennsylvania Avenue, N.W., Suite 800
Washington, DC  20004-2505

Fax:  202-639-7003
Attn:  Alan S. Kaden

or to each Warrant Investor at its address set forth on Exhibit B hereto, with a copy sent at the same time and by the same means to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY  10022
Attn:  John Kuehn, Esq.
Fax:  (212) 446-6460

or such other address as is set forth on the exhibits hereto, as the case may be, or as may be furnished in writing to the other parties hereto.

2.2.                              Entire Agreement.  This Agreement and the other Transaction Documents (as defined in the Purchase Agreement with respect to the Series A Investors, and as defined in the Warrant Agreement with respect to the Warrant Investors) constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior understandings and agreements, whether written or oral, with respect to such subject matter.

2.3.                              Amendments, Waivers and Consents.  Any provision in this Agreement to the contrary notwithstanding, modifications or amendments to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall agree thereto and (a) shall obtain consent thereto in writing from persons holding or having the right to acquire in the aggregate (x) two-thirds (2/3) of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and (y) two-thirds (2/3) of the shares of Common Stock issuable upon the exercise of the ABRY Warrants, and (b) shall, in each such case, deliver copies of such consent in writing to any Holders who did not execute the same; provided, however, that no Holder shall, without its consent, be adversely affected by any such modification, amendment or waiver in any manner in which the other Holders are not likewise adversely affected.

2.4.                              Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and permitted assigns of the respective parties hereto.

2.5.                              General.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  In this Agreement the singular includes the plural, the plural includes the singular, and the masculine gender includes the neuter, masculine and feminine genders.

2.6.                              Governing Law.  This Agreement shall be deemed a contract made under the laws of the State of Delaware (without regard to choice-of-law principles) and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state.

2.7.                              Severability.  If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable.  Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

2.8.                              Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one and the same agreement.

2.9.                              Specific Performance.  The Company recognizes that the rights of the Holders under this Agreement are unique, and, accordingly, the Holders shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law.  This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, the Series A Investors and the Warrant Investors have executed this Registration Rights Agreement as of the day and year first above written.

NAVTECH, INC.

By:
Name: David Strucke
Title: President and Chief Executive
Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SERIES A INVESTOR:

CAMBRIDGE INFORMATION GROUP, INC.

By:
Name: Andrew M. Snyder
Title: President

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SERIES A INVESTOR:

EXTERNALIS S.A.

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

WARRANT  INVESTORS:

ABRY MEZZANINE PARTNERS, L.P.

By: ABRY MEZZANINE INVESTORS, L.P., its General Partner

By: ABRY MEZZANINE HOLDINGS LLC, its General Partner

By:
Name:
Title:

ABRY INVESTMENT PARTNERSHIP, L.P.

By: ABRY Investment GP, LLC, its General Partner

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Exhibit A

SERIES A INVESTORS

Name	Address
Cambridge Information Group, Inc.	7200 Wisconsin Ave, Suite 601 Bethesda, MD 20814
Externalis S.A.	38 Avenue des Klauwaerts 1050 Brussels Belgium

Exhibit B

WARRANT  INVESTORS

Name	Address
ABRY Mezzanine Partners, L.P.	111 Huntington Avenue 30th Floor Boston, MA 02199 Attention: John Hunt Facsimile: (617) 859-8797
ABRY Investment Partnership, L.P.	111 Huntington Avenue 30th Floor Boston, MA 02199 Attention: John Hunt Facsimile: (617) 859-8797